Exhibit 99.1

Mistras Group, Inc.	October 27, 2009
1Q 2010 Earnings Release
FOR IMMEDIATE RELEASE

Mistras Delivers 19.3% First Quarter Revenue Growth
and Announces FY2010 Guidance
Outlook is for continued 20% plus profitable growth
through technology-enabled asset protection solutions
PRINCETON JUNCTION, NJ — Mistras Group, Inc. (NYSE: MG) today reported financial results for the first quarter of fiscal 2010, which ended August 31, 2009. Revenues were $56.1 million, a 19.3% increase compared to the first quarter of fiscal 2009. Adjusted EBITDA for the quarter was $7.0 million, which was nearly identical to our results in the first quarter of fiscal 2009. Net income attributable to Mistras Group, Inc. was $0.8 million as compared to $1.5 million during the first quarter of fiscal 2009. Excluding any pro forma effects of the new shares sold in our initial public offering effective October 14, 2009, fully diluted earnings per share was $0.04 versus $0.06 reported in the first quarter of fiscal 2009.
Key highlights for the quarter included:
•	Growth in Services segment revenues of 27.7%

•	Consolidated income from operations of $2.8 million

•	New enterprise-wide PCMS™ software sales and several multi-year service contracts obtained during the quarter

•	Two acquisitions completed providing additional skilled service technicians and complementary technologies
“Customer acceptance of our unique and comprehensive asset protection solutions provided us with solid first quarter growth. Our strong Services growth was driven by several new multi-year contracts, continued growth in our mechanical integrity services, and acquisitions.”
“This revenue growth was offset by decreases in our Products and Systems and International segments, which together represent approximately 20% of our total revenues. While the economy had a greater impact in these segments, we see considerable proposal activity and have multiple revenue opportunities, especially given our strategy for international expansion and additional market growth created by our development of new technologies and customer solutions,” said Chairman and Chief Executive Officer, Dr. Sotirios J. Vahaviolos.

First Quarter Performance
As reported, Mistras’ revenues were $56.1 million for the first quarter of fiscal 2010, up $9.1 million, or 19.3%, compared to the first quarter of fiscal 2009. Overall organic growth was approximately 11%, acquisitions contributed approximately 12%, and foreign exchange impacts reduced the total growth by approximately 4%. All of the increase was attributable to growth in our Services segment.
For the first quarter of fiscal 2010, Mistras’ income from operations was $2.8 million and net income attributable to Mistras Group, Inc. was $0.8 million. These results include $0.5 million in non-recurring items, including a $0.8 million write-off of the remaining accounts receivable associated with a large customer bankruptcy, and a $0.3 million benefit associated with a reduction in the amount we were required to pay in final settlement of a class action law suit.
Segment results
On an operating segment basis, our Services segment increased revenues 27.7% to $45.7 million as a result of new multi-year contracts, as well as growth from existing customers and acquisitions. The increase was split evenly between organic and acquisitions. Gross profit was $12.5 million, or 27.4% of revenue compared to $10.6 million, or 29.7% of revenue in the same quarter last fiscal year.
Revenues in the Products and Systems segment were $3.6 million compared to $4.0 million for the first quarter of fiscal 2009. The economy and lower capital spending are the reasons for this decline; however, proposal activity was good and we did sell a large imaging system for use in the aerospace industry. Gross profit was $1.7 million, or 46.6% of revenue compared to $2.0 million, or 48.6% of revenue in the same quarter last fiscal year.
On a local currency basis, our International segment generated 11.8% growth; however, adverse foreign exchange fluctuations of $1.7 million caused a US dollar revenue decrease of $0.7 million, or 8.0% for the first quarter of fiscal 2010 compared to the first quarter of fiscal 2009. Gross profit was $3.0 million, or 39.3% of revenue compared to $4.1 million, or 48.7% of revenue in the same quarter last fiscal year.
Initial Public Offering and Related Transactions
Public trading of the our common stock began on October 8, 2009, on the New York Stock Exchange under the ticker symbol MG. Mistras completed its initial public stock offering of 10,000,000 shares of common stock at a public offering price of $12.50 per share. We sold 6,700,000 shares and 3,300,000 shares were sold by certain selling stockholders including the underwriters’ over-allotment option of 1,300,000 shares.
As a result of the offering, we received net proceeds of approximately $77.9 million, after deducting underwriting discounts and commissions of $5.9 million. Concurrent with the closing of the offering on October 14, 2009, we used $66.6 million of the net proceeds to prepay in full amounts outstanding under our term loan, revolving credit facility and accrued interest thereon, of $25.0 million, $41.5 million and $0.1 million respectively. We anticipate using the remaining net proceeds from our IPO for additional offering related expenses that have not yet been paid,

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working capital and other general corporate purposes, which may include the acquisition of businesses. We do not, however, have agreements or binding commitments for any specific acquisitions at this time. Pending such uses, the IPO net proceeds have been invested in short-term money market funds.
As of October 27, 2009, the Company has $55.0 million available under our revolving credit facility. In connection with the debt repayment, the Company will write off approximately $0.2 million of deferred debt fees associated with the prepayment of the term loan during the second quarter of fiscal 2010.
Guidance
The company’s outlook for fiscal 2010 for revenues is $250 million to $280 million. We estimate our adjusted EBITDA in fiscal 2010 will range from $39 million to $45 million.
“While there is still a great deal of economic uncertainty, we are being cautious as to our outlook, but we are seeing many opportunities for continued profitable growth. As always, our focus is on our revenue growth and enhanced earnings. We believe our major customers are looking to us for the value added proposition of increased productivity from our asset protection solutions” said Chairman and Chief Executive Officer, Dr. Sotirios J. Vahaviolos.
Earnings Conference Call
In connection with this earnings release, Mistras will hold its quarterly conference call on Wednesday, October 28 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 866-543-6408 and use confirmation code 59732933 when prompted. (The International number is 617-213-8899.)
About Mistras Group
Mistras is a leading global provider of technology-enabled asset protection solutions used to evaluate the structural integrity of critical energy, industrial and public infrastructure. Mistras combines industry-leading products and technologies, expertise in mechanical integrity (MI) and non-destructive testing (NDT) services and proprietary data analysis software to deliver a comprehensive portfolio of customized solutions, ranging from routine inspections to complex, plant-wide asset integrity assessments and management. These mission critical solutions enhance customers’ ability to extend the useful life of their assets, increase productivity, minimize repair costs, comply with governmental safety and environmental regulations, manage risk and avoid catastrophic disasters. Given the role Mistras’ services play in ensuring the safe and efficient operation of infrastructure, Mistras has historically provided a majority of its services to its customers on a regular, recurring basis. Mistras serves a global customer base of companies with asset-intensive infrastructure, including companies in the oil and gas, fossil and nuclear power, public infrastructure, chemicals, aerospace and defense, transportation, primary metals and metalworking, pharmaceuticals and food processing industries.
For more information, please visit the company’s website at www.mistrasgroup.com or contact Mike Kandell, Director of External Reporting at 609-716-4107.

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Disclosure of Non-GAAP Financial Measures
Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with U.S. generally accepted accounting principles (GAAP). “Adjusted EBITDA” is defined as net income plus: interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, the amount of a write-off for the remaining accounts receivable we expected to collect from a customer that recently declared bankruptcy, and loss on extinguishment of debt, and minus the reduction in the amount we were required to pay in final settlement of a class action law suit. Our management uses adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis, for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and as a performance evaluation metric off which to base executive and employee incentive compensation programs.
We believe investors and other external users of our financial statements benefit from the presentation of adjusted EBITDA in evaluating our operating performance because it provides an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. For instance, adjusted EBITDA generally excludes interest expense, taxes and depreciation, amortization and non-cash stock compensation, each of which can vary substantially from company to company depending upon accounting methods and the book value and age of assets, capital structure, capital investment cycles and the method by which assets were acquired.
Although different forms of adjusted EBITDA are widely used by investors and securities analysts in their evaluation of companies, you should not consider it in isolation or as a substitute for analyzing our results as reported under U.S. generally accepted accounting principles. Adjusted EBITDA is generally limited as an analytical tool because it excludes, among other things, the statement of operations impact of depreciation and amortization, interest expense, and the provision for income taxes, and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantaged tax structure. As a result, adjusted EBITDA is of limited value in evaluating our operating performance because (i) we use a significant amount of capital assets and depreciation and amortization expense is a necessary element of our costs and ability to generate revenues; (ii) we have historically had, and may in the future again have a significant amount of debt, and interest expense is a necessary element of our costs and ability to generate revenues under such circumstances; and (iii) we generally incur significant U.S. federal, state and foreign income taxes each year and the provision for income taxes is a necessary element of our costs. Adjusted EBITDA also does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments, changes in, or cash requirements for, our working capital needs and all non-cash income or expense items that are reflected in our statements of cash flows. Furthermore, because adjusted EBITDA is not defined under GAAP, our definition of adjusted EBITDA may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of these limitations, adjusted EBITDA should not be considered as the primary measure of our operating performance or as a measure of discretionary cash available to us to invest in the growth of our business. We strongly urge you to review the GAAP financial measures included

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in this press release and our consolidated financial statements, including the notes thereto, and not to rely on any single financial measure to evaluate our business.
SAFE HARBOR
Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Mistras Group, Inc. (“Mistras”), including but not limited to statements about Mistras’ products and services, business model, strategy and growth opportunities, profitability and competitive position. Forward-looking statements describe future expectations, plans, results or strategies and are generally preceded by words such as “future,” “planned,” “projected,” “possible,” “potential,” or “targeted,” and “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Important factors that could cause such differences include, but are not limited to, those discussed in the “Risk Factors” section of the final prospectus in connection with Mistras’ initial public offering filed with the Securities and Exchange Commission on October 7, 2009, such as (i) the current economic downturn; (ii) loss of or reduction in business with a significant customer; (iii) adverse change in the industries Mistras serves, which include oil and gas, power transmission and generation, chemical, aerospace and infrastructure; (iv) Mistras’ ability to manage its salary and compensation costs, particularly as to billable time; (v) Mistras’ ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs; (vi) the financial condition of Mistras’ current and potential customers; (vii) currency exchange or interest rates changes; (viii) political stability; (ix) market acceptance of Mistras’ products and services; (x) significant changes in the competitive environment; (xi) epidemic diseases; (xii) catastrophic events that cause disruptions to our business or the business of our customers; (xiii) changes in law, regulations and tax rates. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

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Mistras Group Inc. and Subsidiaries
Consolidated Statement of Operations
(In thousands except for per share data)

	Three Months Ended August 31,
	2009	2008
Revenues	$56,089	$46,997

Gross profit	17,150	16,612

Income from operations	2,786	3,689

Interest expense	1,064	1,011
Loss on extinguishment of debt	169	—

Income before provision for income taxes and noncontrolling interests	1,553	2,678
Provision for income taxes	694	1,060

Net income	859	1,618
Net income attributable to noncontrolling interests	(44)	(101)

Net income attributable to Mistras Group, Inc.	$815	$1,517

Earnings per common share:
Basic	$0.06	$0.08
Diluted	$0.04	$0.06

Weighted average common shares outstanding*:
Basic	13,000,000	13,000,000
Diluted	20,434,760	17,294,078

*	Note: The common shares outstanding reflect a September 21, 2009 adjustment of a 13 for 1 stock split and exclude the sale of 6,700,000 shares of our common stock in an initial public offering effective October 8th, 2009.

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Mistras Group Inc. and Subsidiaries
Unaudited Operating Data by Segment
(In thousands)

	Three Months Ended
	August 31,	August 31,
	2009	2008
Revenues by segment
Services	$45,702	$35,788
Products and Systems	3,625	4,035
International	7,751	8,421
Corporate and eliminations	(989)	(1,247)

	$56,089	$46,997

Gross Profit
Services	$12,528	$10,630
Products and Systems	1,688	1,962
International	3,046	4,102
Corporate and eliminations	(112)	(82)

	$17,150	$16,612

Income from Operations
Services	$3,232	$2,822
Products and Systems	(70)	324
International	1,262	1,975
Corporate and eliminations	(1,638)	(1,432)

	$2,786	$3,689

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Mistras Group Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(In thousands)

	August 31,	May 31,
	2009	2009
ASSETS *
Cash and cash equivalents	$6,035	$5,668
Other current assets	58,887	58,002
Property, plant and equipment, net	37,907	33,592
Other non-current assets	68,289	54,012

Total assets	$171,118	$151,274

LIABILITIES, PREFERRED STOCK AND (DEFICIT) EQUITY *
Current portion of long-term debt and leases	$19,257	$19,371
Other current liabilities	24,428	24,737
Long-term debt and capital leases, net of current portion	79,208	61,405
Other non-current liabilities	3,059	2,445
Preferred stock	90,983	90,983
(Deficit) equity	(45,817)	(47,667)

Total liabilities, preferred stock and equity	$171,118	$151,274

*	Note: The above balance sheets do not reflect the initial public offering which occurred after the date of these balance sheets. The pro forma impacts of this transaction as of May 31, 2009 can be found on pages 35-36 of the final prospectus dated October 7, 2009 in connection with Mistras’ initial public offering filed with the Securities and Exchange Commission. All of the preferred shares outstanding as of August 31, 2009 balance sheet converted to common stock and all accretion recorded through the redemption price formula will be credited to the Company’s (deficit) equity.

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Mistras Group Inc. and Subsidiaries
Summary of Cash Flows
(In thousands)

	Three months ended August 31,
	2009	2008
Cash flows from operating activities
Net income attributable to Mistras Group, Inc.	$815	$1,517
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	3,516	3,287
Other non-cash adjustments	1,734	58
Changes in operating assets and liabilities, net
of effect of acquisitions	(1,553)	(2,129)

Net cash provided by operating activities	4,512	2,733
Cash flows used in investing activities	(14,387)	(6,707)
Cash flows provided by financing activities	10,401	6,326
Effect of exchange rate changes on cash	(159)	(75)

Net change in cash and cash equivalents	367	2,277
Cash and cash equivalents
Beginning of year	5,668	3,555

End of year	$6,035	$5,832

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Mistras Group Inc. and Subsidiaries
Reconciliation of Net Income attributable to Mistras Group, Inc.
to EBITDA and Adjusted EBITDA
(In thousands)

	2009	2008
	(In thousands, except share data)
Net income attributable to Mistras Group, Inc.	$815	$1,517
Interest expense	1,064	1,011
Provision for income taxes	694	1,060
Depreciation and amortization	3,516	3,287

EBITDA	6,089	6,875
Legal settlement	(297)	136
Large customer bankruptcy	767	—
Stock compensation expense	250	—
Loss on extinguishment of debt	169	—

Adjusted EBITDA	6,978	7,011

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